Exhibit 99.2

FOR IMMEDIATE RELEASE
Contact: Scott Mereness, President
Phone: (574) 535-1125
E Mail: drew@drewindustries.com

DREW INDUSTRIES INCREASES QUARTERLY CASH DIVIDEND

Elkhart, Indiana - November 17, 2016 - Drew Industries Incorporated (NYSE: DW), a supplier of components for the leading original equipment manufacturers of recreational vehicles and adjacent industries, and the related aftermarkets of those industries, today announced that its Board of Directors approved, at their November 17, 2016 meeting, an increase in the amount of the Company’s regular quarterly cash dividend to $0.50 per share from $0.30 per share of common stock.

The regular dividend is payable on December 9, 2016, to stockholders of record at the close of business on November 28, 2016.

“This increase to our regular quarterly dividend demonstrates the Board of Directors’ continued confidence in the Company’s consistent financial performance, as well as the optimistic outlook of both our Board and management team as we approach 2017,” said Drew’s CEO, Jason Lippert. “Our strong balance sheet and consistent cash flow thus far through 2016 position us to continue the successful execution of our strategy to grow sales through acquisitions, greater market share, and innovative new products, as well as enable us to return more cash to shareholders.”

About Drew Industries
From 46 manufacturing and distribution facilities located throughout the United States and in Canada and Italy, Drew Industries, through its wholly-owned subsidiary, Lippert Components®, supplies a broad array of components for the leading original equipment manufacturers of recreational vehicles and adjacent industries including buses; trailers used to haul boats, livestock, equipment and other cargo; pontoon boats; manufactured homes; modular housing; and factory-built mobile office units. The Company also supplies components to the related aftermarkets of these industries, primarily by selling to retail dealers, wholesale distributors and service centers. Drew’s products include steel chassis and related components; axles and suspension solutions; slide-out mechanisms and solutions; thermoformed bath, kitchen and other products; vinyl, aluminum and frameless windows; manual, electric and hydraulic stabilizer and leveling systems; furniture and mattresses; entry, luggage, patio and ramp doors; electric and manual entry steps; awnings and awning accessories; electronic components; appliances; LED televisions and sound systems; navigation systems; wireless backup cameras; and other accessories. Additional information about Drew and its products can be found at www.drewindustries.com.

Forward-Looking Statements
This press release contains certain “forward-looking statements” with respect to our financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management and other matters. Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses and income (loss), cash flow, and financial condition, whenever they occur in this press release are necessarily estimates reflecting the best judgment of the Company’s senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this press release, pricing pressures due to domestic and foreign competition, costs and availability of raw materials and other components, seasonality and cyclicality in the industries to which we sell our products, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the costs, pace of and successful integration of acquisitions and other growth initiatives, availability and costs of labor, employee benefits, employee retention, realization of efficiency improvements, the successful entry into new markets, the costs of compliance with environmental laws and increased governmental regulation and oversight, information technology performance and security, the ability to protect intellectual property, interest rates, oil and gasoline prices, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and in the Company’s subsequent filings with the Securities and Exchange Commission. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

###